As filed with the Securities and Exchange Commission on May 23, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allego N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Allego N.V.

Westervoortsedijk 73 KB

6827 AV Arnhem, the Netherlands

(Address of Principal Executive Offices) (Zip Code)

Allego Long-Term Incentive Plan

Management Incentive Plan

(Full title of the Plans)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Tel: (800) 677-3394

(Name and address and telephone number, including area code, of agent for service)

With copies to:

Lyuba Goltser, Esq.

Amanda Fenster, Esq.

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) being filed by Allego N.V. (the “Registrant”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Registrant’s Long-Term Incentive Plan and Management Incentive Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Allego N.V.

2,658,426 Ordinary Shares, nominal value €0.12 per share

This reoffer prospectus relates to 2,658,426 Ordinary Shares, nominal value €0.12 per share (the “Ordinary Shares”), of Allego N.V., a Dutch public liability company (the “Company” or “Registrant”), that may be offered from time to time by Ton Louwers, the Chief Financial Officer of the Company (the “Selling Securityholder”). The Company will not receive any of the proceeds from the sale of shares of Ordinary Shares by the Selling Securityholder made hereunder. The Selling Securityholder will acquire such Ordinary Shares upon the exercise of stock options issued under the Management Incentive Plan of the Company. This reoffer prospectus will be supplemented, as necessary, to update the names of additional selling securityholders and the number of shares of Ordinary Shares to be reoffered by any selling securityholders, when we become aware of that information.

The Selling Securityholder may sell the securities described in this reoffer prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Securityholder may sell any, all, or none of the Ordinary Shares and we do not know when or in what amount the Selling Securityholder may sell their Ordinary Shares hereunder. The price at which any of the Ordinary Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Ordinary Shares may be sold at the market price the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Ordinary Shares may be sold through underwriters or dealers, which the Selling Securityholder may select. If underwriters or dealers are used to sell the Ordinary Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholder may sell his shares Ordinary Shares in the section titled “Plan of Distribution.” The Selling Securityholder will bear all sales commissions and similar expenses. Any other expenses incurred in connection with the registration and offering that are not borne by the Selling Securityholder will be borne by us.

Our Ordinary Shares are traded on the New York Stock Exchange under the symbol “ALLG.” On May 22, 2023, the last reported sale price of our Ordinary Shares was $2.24 per share.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Ordinary Shares involves risks. Please see the information described under “Risk Factors” on page 9.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholder and any broker-dealers or agents that participate with the Selling Securityholder in the distribution of their Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2023.

We are responsible for the information contained or incorporated by reference in this reoffer prospectus and any accompanying prospectus supplement that we prepare or authorize. Neither we nor the Selling Securityholder has authorized anyone to give you any other information, and neither we nor the Selling Securityholder take responsibility for any other information that others may give you. This reoffer prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this reoffer prospectus or any accompanying prospectus supplement prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this reoffer prospectus and any accompanying prospectus supplement is delivered or Ordinary Shares are sold on a later date. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

The rules of the SEC allow us to incorporate by reference information into this reoffer prospectus. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this reoffer prospectus, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Where You Can Find More Information” and “Incorporation by Reference.” You should read both this reoffer prospectus and any accompanying prospectus supplement together with any information incorporated by reference herein or therein before investing in our Ordinary Shares.

Except where the context requires otherwise, in this reoffer prospectus, “Allego,” the “Company,” “Registrant,” “we,” “us,” and “our” refer to Allego N.V., a Dutch public liability company, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this reoffer prospectus that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve significant risks and uncertainties. All statements other than statements of historical facts contained herein are forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,”, “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, our expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to:

•	changes adversely affecting our business;

•	the price and availability of electricity;

•	the risks associated with vulnerability to industry downturns and regional or national downturns;

•	fluctuations in our revenue and operating results;

•	unfavorable conditions or further disruptions in the capital and credit markets;

•	our ability to generate cash, service indebtedness and incur additional indebtedness;

•	competition from existing and new competitors;

•	the growth of the electric vehicle market;

•	our ability to integrate any businesses it may acquire;

•	our ability to recruit and retain experienced personnel;

•	risks relating to legal proceedings or claims, including liability claims;

•	our dependence on third-party contractors to provide various services;

•	our ability to obtain additional capital on commercially reasonable terms;

•	the continued impact of COVID-19, including COVID-19 related supply chain disruptions and expense increases;

•	general economic or political conditions, including the armed conflict in Ukraine; and

•	other factors detailed under the section entitled “Item 3.D. Risk Factors” in our most recent Annual Report on Form 20-F and in our filings with the SEC.

The foregoing list of factors is not exclusive. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this reoffer prospectus. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this reoffer prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this reoffer prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY

The Company

Allego operates one of the largest pan-European EV public charging networks and is a provider of high value-add EV charging services to third-party customers. Its large, vehicle-agnostic European public network offers easy access for all EV car, truck and bus drivers. As of December 31, 2022, Allego owns or operates more than 33,000 public charging ports and 17,000 public and private sites across 16 countries and has over 672,000 unique network users, 80% of which are recurring users as of December 31, 2022. In addition, it provides a wide variety of EV-related services including site design and technical layout, authorization and billing, and operations and maintenance to more than 400 customers that include fleets and corporations, charging hosts, original equipment manufacturers, and municipalities.

Corporate Information

Athena Pubco B.V. was incorporated pursuant to Dutch law on June 3, 2021 for the purpose of effectuating the business combination among the Athena Pubco B.V., Athena Merger Sub, Inc., Madeleine Charging B.V., Allego Holding B.V., and, solely with respect to the sections specified therein, E8 Partenaires and, following the consummation of the business combination on March 16, 2022, Allego was redesignated as Allego N.V. and became the parent company of the combined business. In connection with the business combination, the Allego Articles were amended and Allego changed its legal form from a Dutch private liability company (besloten vennootschap met beperkteaansprakelijkheid) to a Dutch public liability company (naamloze vennootschap).

The mailing address of Allego’s registered office is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, and Allego’s phone number is +31(0)88 033 3033. Allego’s principal website address is www.allego.com. We do not incorporate the information contained on, or accessible through, Allego’s websites into this reoffer prospectus, and you should not consider it as a part of this reoffer prospectus.

About this Offering

This reoffer prospectus relates to the public offering by the Selling Securityholder of up to 2,658,426 Ordinary Shares to be issued to the Selling Securityholder upon the exercise of options granted to the Selling Securityholder under the Company’s Management Incentive Plan. Subject to the exercise of these options pursuant to the terms of the relevant award agreements (with respect to shares not issued as of the date of this reoffer prospectus), the Selling Securityholder may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Ordinary Shares by the Selling Securityholder. The Selling Securityholder will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this reoffer prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholder.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the risks described under “Item 3.D. Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2022 that was filed with the SEC on May 16, 2023 before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholder will determine at what price he may sell the offered Ordinary Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Securityholder. All proceeds from the sale of the Ordinary Shares will be for the account of the Selling Securityholder, as described below. See the sections titled “Selling Securityholder” and “Plan of Distribution” below.

SELLING SECURITYHOLDER

Ton Louwers, our Chief Financial Officer, is the sole Selling Securityholder of the 2,658,426 Ordinary Shares that may be offered by this reoffer prospectus and will receive all of the net proceeds from the sale of Ordinary Shares offered hereby. Mr. Louwers may acquire the 2,658,426 Ordinary Shares covered by this reoffer prospectus from time to time upon the exercise of options to purchase such shares. These options were granted to Mr. Louwers under the Company’s Management Incentive Plan.

The following table presents certain information regarding the ownership of, or future rights to acquire, our Ordinary Shares by Mr. Louwers as of May 23, 2023. Mr. Louwers may offer from time to time all or some of his Ordinary Shares under this reoffer prospectus or in another permitted manner, and no assurance can be given as to the actual number of Ordinary Shares that will be sold by Mr. Louwers or that will be held by Mr. Louwers after completion of the sales. We also cannot advise you as to whether Mr. Louwers will, in fact, sell any or all of such Ordinary Shares. See “Plan of Distribution.”

We will supplement this reoffer prospectus to identify additional selling securityholders and/or the number of Ordinary Shares to be reoffered and resold by them, as applicable, as that information becomes known to the extent such selling securityholder will rely on this registration statement of which this reoffer prospectus is a part to reoffer and resell Ordinary Shares they acquire pursuant to the plans.

The address for of Mr. Louwers is c/o Allego N.V., Westervoortsedijk 73 KB 6827 AV, Arnhem, the Netherlands. To our knowledge, Mr. Louwers has sole voting and sole investment power with respect to all securities that he beneficially owns, subject to community property laws where applicable.

Name and Position at the Company	Ordinary Shares owned prior to resale		Percentage of Ordinary Shares owned prior to resale		Ordinary Shares offered for resale		Ordinary Shares owned after completion of resale	Percentage of Ordinary Shares owned after completion of resale
Ton Louwers, Chief Financial Officer	2,658,426	(1)	1.0	%(2)	2,658,426	(3)	0	0%

1.

Reflects all Ordinary Shares acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of May 23, 2023, or will become exercisable, vested or convertible within 60 days after May 23, 2023.

2.	This information is based on 267,177,592 Ordinary Shares outstanding at May 23, 2023.
3.

Assumes all of the Ordinary Shares being offered are sold in the offering and that no additional shares are purchased or otherwise acquired other than pursuant to the options relating to the shares being offered.

Other Material Relationships with the Selling Securityholder

Employment Relationships

We have entered into an employment agreement with Mr. Louwers. The agreement provide for, among other things, annual base, equity and bonus compensation, and the responsibilities of the parties in the event of certain terminations and change-of-control transactions.

Indemnification Agreements with Directors and Executive Officers

Subject to certain exceptions, the Company’s Articles of Association provide for indemnification of the Registrant’s current and former directors and other current and former officers and employees as designated by the Registrant’s board of directors. No indemnification under the Company’s Articles of Association shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against the Registrant, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the Registrant which has been approved by our board of directors or pursuant to insurance taken out by the Registrant for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Company’s Articles of Association, the board of directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Articles of Association, agreement, vote of shareholders or disinterested directors or otherwise. The Company also maintains standard policies of insurance that provide coverage (1) to its directors and officers, including the Selling Securityholder, against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.

PLAN OF DISTRIBUTION

The Ordinary Shares covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholder. The Ordinary Shares offered may be sold from time to time directly by or on behalf of the Selling Securityholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Ordinary Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholder and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with his sales, the Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholder or other party selling such shares. Sales of the shares must be made by the Selling Securityholder in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, the Selling Securityholder may sell Ordinary Shares in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Securityholder will sell all or a portion of the Ordinary Shares offered hereby. The Selling Securityholder may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholder of the need to deliver a copy of this reoffer prospectus in connection with any sale of the Ordinary Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Ordinary Shares and activities of the Selling Securityholder, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Securityholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in passive market-making activities with respect to the Ordinary Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our C Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

Once sold under the registration statement of which this reoffer prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the Ordinary Shares offered hereby has been passed upon for Allego N.V. by NautaDutilh N.V., Amsterdam, Netherlands.

EXPERTS

The consolidated financial statements of Allego N.V.. at December 31, 2022 and 2021, and for the three years ended December 31, 2022, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing a change in account principle as described in Note 2.7.24 to the consolidated financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 (the “Form S-8”) with respect to the securities offered by this reoffer prospectus. This reoffer prospectus does not contain all of the information included in the S-8. For further information pertaining to us and our securities, you should refer to the Form S-8 and to its exhibits. Whenever reference is made in this reoffer prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

We are subject to the information reporting requirements of the Exchange Act, and we have and will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.allego.eu. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this reoffer prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this reoffer prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced this way is considered to be a part of this reoffer prospectus, and any information filed by us with the SEC subsequent to the date of this reoffer prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on May 16, 2023; and

2.

The description of the Ordinary Shares included in the Registration Statement on Form 8-A filed with the SEC on March 17, 2022, pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K, or portions thereof, subsequently furnished by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

The documents listed above will be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this reoffer prospectus (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We will provide to each person, including any beneficial owner, to whom a reoffer prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this reoffer prospectus or any accompanying prospectus supplement. You should direct requests for documents to:

Allego N.V.

Westervoortsedijk 73 KB 6827 AV

Arnhem, the Netherlands

+31 (0) 88 033 3033

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023; and

(b)

The description of the Registrant’s securities contained in the Registration Statement on Form 8-A, filed with the SEC on March 17, 2022, including all other amendments and reports filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K, or portions thereof, subsequently furnished by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any document or any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or a statement contained in any subsequently filed document or report that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in the Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Dutch law, the Registrant’s Executive Directors and Non-Executive Directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Registrant and to third parties for infringement of the Registrant’s articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil and criminal liabilities. Subject to certain exceptions, the Registrant’s Articles of Association provide for indemnification of the Registrant’s current and former directors and other current and former officers and employees as designated by the Registrant’s board of directors. No indemnification under the Registrant’s Articles of Association shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against the Registrant, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the Registrant which has been approved by our board of directors or pursuant to insurance taken out by the Registrant for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Registrant’s Articles of Association, the board of directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Articles of Association, agreement, vote of shareholders or disinterested directors or otherwise.

The Registrant also maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1	Deed of Conversion and Amendment to the Articles of Association of Allego N.V. (incorporated by reference to Exhibit 1.1 to the Form 20-F filed on March 22, 2022).

5.1*	Opinion of NautaDutilh N.V.

23.1*	Consent of Ernst & Young Accountants LLP.

23.2*	Consent of NautaDutilh N.V. (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature pages to this Registration Statement).

99.1	Allego Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Form F-4 filed with the SEC on September 30, 2021).

99.2*	Allego Management Incentive Plan

107*	Filing fee table.

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of the Hague, the Netherlands, on May 23, 2023.

ALLEGO N.V.

By:	/s/ Mathieu Bonnet
	Name:	Mathieu Bonnet
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Mathieu Bonnet and Ton Louwers, and each of them, as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mathieu Bonnet	Chief Executive Officer, Director	May 23, 2023
Mathieu Bonnet	(principal executive officer)

/s/ Ton Louwers	Chief Financial Officer	May 23, 2023
Ton Louwers	(principal financial and accounting officer)

/s/ Jane Garvey	Chair of the Board of Directors	May 23, 2023
Jane Garvey

/s/ Julien Touati	Vice-Chair of the Board of Directors	May 23, 2023
Julien Touati

/s/ Thierry Déau	Director	May 23, 2023
Thierry Déau

/s/ Thomas Josef Maier	Director	May 23, 2023
Thomas Josef Maier

/s/ Julia Prescot	Director	May 23, 2023
Julia Prescot

/s/ Patrick Sullivan	Director	May 23, 2023
Patrick Sullivan

/s/ Ronald Stroman	Director	May 23, 2023
Ronald Stroman

/s/ Christian Vollman	Director	May 23, 2023
Christian Vollman

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on May 23, 2023.

By:	/s/ Benjamin Goldberg
Name:	Benjamin Goldberg
Title:	Authorized Representative in the United States